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                                                                       EXECUTION

                                                                    Exhibit 4.21







                             NOTE PURCHASE AGREEMENT

                           Dated as of October 6, 1998

                                      Among

                          AMERICA WEST AIRLINES, INC.,

                            WILMINGTON TRUST COMPANY,
                    as Pass Through Trustee under each of the
                          Pass Through Trust Agreements

                            WILMINGTON TRUST COMPANY,
                             as Subordination Agent

                            WILMINGTON TRUST COMPANY,
                                 as Escrow Agent

                                       and

                            WILMINGTON TRUST COMPANY,
                                 as Paying Agent







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                        INDEX TO NOTE PURCHASE AGREEMENT

                                                                            Page

SECTION 1.  Financing of Aircraft..............................................2
SECTION 2.  Conditions Precedent...............................................6
SECTION 3.  Representations and Warranties.....................................6
SECTION 4.  Covenants..........................................................9
SECTION 5.  Notices...........................................................11
SECTION 6.  Expenses..........................................................11
SECTION 7.  Further Assurances................................................12
SECTION 8.  Miscellaneous.....................................................12
SECTION 9.  Governing Law.....................................................13


                                    Schedules

Schedule I                 Aircraft and Scheduled Delivery Months
Schedule II                Pass Through Trust Agreements
Schedule III               Deposit Agreements
Schedule IV                Escrow and Paying Agent Agreements
Schedule V                 Mandatory Document Terms
Schedule VI                Mandatory Economic Terms
Schedule VII               Aggregate Amortization Schedule


                                      Annex

Annex A                    Definitions


                                    Exhibits

Exhibit A-1                Form of Leased Aircraft Participation Agreement
Exhibit A-2                Form of Lease
Exhibit A-3                Form of Leased Aircraft Indenture
Exhibit A-4                Form of Aircraft Purchase Agreement Assignment
Exhibit A-5                Form of Leased Aircraft Trust Agreement
Exhibit B                  Form of Delivery Notice
Exhibit C-1                Form of Owned Aircraft Participation Agreement
Exhibit C-2                Form of Owned Aircraft Indenture

                                       i

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                             NOTE PURCHASE AGREEMENT

                  This NOTE PURCHASE AGREEMENT, dated as of October 6, 1998, among (i) AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Company"),
(ii) WILMINGTON TRUST COMPANY ("WTC"), a Delaware banking corporation, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity together with its successors in such capacity, the "Pass Through Trustee") under each of the three separate Pass Through Trust Agreements (as defined below), (iii) WILMINGTON TRUST COMPANY, a Delaware banking corporation, as subordination agent and trustee (in such capacity together with its successors in such capacity, the "Subordination Agent") under the Intercreditor Agreement (as defined below), (iv) WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Escrow Agent (in such capacity together with its successors in such capacity, the "Escrow Agent"), under each of the Escrow and Paying Agent Agreements (as defined below) and (v) WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Paying Agent (in such capacity together with its successors in such capacity, the "Paying Agent") under each of the Escrow and Paying Agent Agreements.

                              W I T N E S S E T H:

                  WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Annex A hereto;

                  WHEREAS, the Company has obtained commitments from the Manufacturer pursuant to the Aircraft Purchase Agreement for the delivery of the eight aircraft listed on Schedule I hereto (together with any aircraft substituted therefor in accordance with the Aircraft Purchase Agreement prior to the delivery thereof, the "Aircraft");

                  WHEREAS, pursuant to each of the Pass Through Trust Agreements set forth in Schedule II hereto, and concurrently with the execution and delivery of this Agreement, separate grantor trusts (collectively, the "Pass Through Trusts" and, individually, a "Pass Through Trust") have been created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of pass through certificates pursuant thereto (collectively, the "Certificates") to provide for a portion of the financing of the Aircraft;

                  WHEREAS, the Company has entered into the Purchase Agreement dated as of September 24, 1998 (the "Purchase Agreement") with the several initial purchasers (the "Initial Purchasers") named therein, which provides that the Company will cause each Pass Through Trustee to issue and sell the Certificates to the Initial Purchasers;

                  WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Escrow Agents and the Depositary entered into the Deposit Agreements set forth in Schedule III hereto (the "Deposit Agreements") whereby the applicable Escrow Agent agreed to direct the Initial Purchasers to make certain deposits referred to therein on the Issuance Date (the "Initial Deposits") and to permit the applicable Pass Through Trustee to make additional deposits from time to time thereafter (the Initial Deposits together with such additional deposits are collectively referred to as the "Deposits") and (ii) the Pass Through Trustees, the Initial Purchasers, the Paying Agents and the Escrow Agents entered into the Escrow and Paying Agent Agreements set


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forth in Schedule IV hereto (the "Escrow and Paying Agent Agreements") whereby, among other things, (a) the Initial Purchasers agreed to deliver an amount equal to the amount of the Initial Deposits to the Depositary on behalf of the applicable Escrow Agent and (b) the applicable Escrow Agent, upon the Depositary receiving such amount, has agreed to deliver escrow receipts to be affixed to each Certificate;

                  WHEREAS, prior to (or, in the case of the utilization of bridge financing, after) the delivery of each Aircraft from the Manufacturer, the Company will determine whether to enter into a leveraged lease transaction as lessee with respect to such Aircraft (a "Leased Aircraft") or to purchase as owner such Aircraft (an "Owned Aircraft") and will give to the Pass Through Trustee a Delivery Notice (as defined below) specifying its election;

                  WHEREAS, upon receipt of a Delivery Notice with respect to an Aircraft, subject to the terms and conditions of this Agreement, the applicable Pass Through Trustees will enter into the applicable Financing Agreements relating to such Aircraft;

                  WHEREAS, upon the delivery of each Aircraft, each Pass Through Trustee will fund its purchase of Equipment Notes with the proceeds of one or more Deposits withdrawn by the applicable Escrow Agent under the related Deposit Agreement bearing the same interest rate as the Certificates issued by such Pass Through Trust; and

                  WHEREAS, concurrently with the execution and delivery of this Agreement, (i) ABN AMRO Bank N.V., a bank organized under the laws of the Netherlands, acting through its Chicago branch (the "Liquidity Provider"), has entered into three revolving credit agreements (each, a "Liquidity Facility"), one each for the benefit of the Certificateholders of each Pass Through Trust, with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust and (ii) the Pass Through Trustee, the Liquidity Provider and the Subordination Agent have entered into the Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agreement");

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. Financing of Aircraft. (a) The Company confirms that it has entered into the Aircraft Purchase Agreement with the Manufacturer pursuant to which the Company has agreed to purchase, and the Manufacturer has agreed to deliver, the Aircraft in the months specified in Schedule I hereto, all on and subject to terms and conditions specified in the Aircraft Purchase Agreement. The Company agrees to finance the Aircraft in the manner provided herein, all on and subject to the terms and conditions hereof and of the relevant Financing Agreements.

                  (b) In furtherance of the foregoing, the Company agrees to give the parties hereto, the Depositary and each of the Rating Agencies not less than two Business Days' prior notice (a "Delivery Notice") of the scheduled delivery date (the "Scheduled Delivery Date") (or, in the case of a substitute Delivery Notice under Section 1(e) or (f) hereof, one Business Day's prior notice) in respect of each Aircraft under the Aircraft Purchase Agreement, or in the case of


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the utilization of bridge financing as contemplated by Section 1(e) hereof in respect of any Aircraft, one Business Day's prior notice of the date of the financing of such Aircraft pursuant to the relevant Financing Agreements, which notice shall:

                  (i) specify whether the Company has elected to treat such Aircraft as a Leased Aircraft or an Owned Aircraft;

                  (ii) specify the Scheduled Delivery Date of such Aircraft (which shall be a Business Day before the Cut-off Date and, except as provided in Section 1(f) hereof, the date (the "Funding Date") on which the financing therefor in the manner provided herein shall be consummated);

                  (iii) instruct the Pass Through Trustee to execute and deliver to the relevant Escrow Agent a withdrawal certificate in the form of Exhibit B to the Escrow Agent so as to provide a Notice of Purchase Withdrawal to the Depositary with respect to the Equipment Notes to be issued in connection with the financing of such Aircraft;

                  (iv) instruct the Pass Through Trustee to enter into the Participation Agreement included in the Financing Agreements with respect to such Aircraft in such form and at such a time on or before the Funding Date specified in such Delivery Notice and to perform its obligations thereunder;

                  (v) specify the aggregate principal amount of each series of Equipment Notes to be issued, and purchased by the Pass Through Trustees, in connection with the financing of such Aircraft scheduled to be delivered on such Funding Date (which shall in all respects comply with the Mandatory Economic Terms); and

                  (vi) if such Aircraft is to be a Leased Aircraft, certify that the related Owner Participant (A) is not an Affiliate of the Company and (B) based on the representations of such Owner Participant, is either (1) a Qualified Owner Participant or (2) any other person the obligations of which under the Owner Participant Agreements (as defined in the applicable Participation Agreement) are guaranteed by a Qualified Owner Participant.

Notwithstanding the foregoing, in the event the date of issuance of the Certificates coincides with the Scheduled Delivery Date of the first Aircraft to be financed pursuant to the terms hereof, the Delivery Notice therefor may be delivered to the parties hereto on such Scheduled Delivery Date.

                  (c) Upon receipt of a Delivery Notice, the Pass Through Trustees shall, and shall cause the Subordination Agent to, enter into and perform their obligations under the Participation Agreement and other instructions specified in such Delivery Notice, provided that such Participation Agreement and the other Lease Financing Agreements or Owner Financing Agreements to be entered into pursuant to such Participation Agreement shall be in the forms thereof annexed hereto in all material respects with such changes therein as shall have been requested by the related Owner Participant (in the case of Lease Financing Agreements) or by the initial purchasers of the Series D Equipment Notes or Class D Pass Through Certificates, agreed to by the Company and, if modified in any material respect, as to which Rating Agency Confirmation shall have been obtained from each Rating Agency by the Company (to be delivered by the


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Company to the applicable Pass Through Trustee on or before the relevant
Delivery Date, it being understood that if Rating Agency Confirmation shall have been received with respect to any Financing Agreements and such Financing Agreements are utilized for subsequent Aircraft (or Substitute Aircraft) without material modifications, no additional Rating Agency Confirmation shall be required); provided, however, that the relevant Financing Agreements as executed and delivered shall not vary the Mandatory Economic Terms and shall contain the Mandatory Document Terms. With respect to each Aircraft, WTC (or such other person that meets the eligibility requirements to act as mortgagee under the Leased Aircraft Indenture or Owned Aircraft Indenture) shall execute as Loan Trustee the Financing Agreements relating to such Aircraft to which such Loan Trustee is intended to be a party, and the Company shall concurrently therewith execute such Financing Agreements to which the Company is intended to be a party and perform its respective obligations thereunder. Upon the request of either Rating Agency, the Company shall deliver or cause to be delivered to such Rating Agency a true and complete copy of each Financing Agreement relating to the financing of each Aircraft together with a true and complete set of the closing documentation (including legal opinions) delivered to the related Loan Trustee, Subordination Agent and Pass Through Trustee under the related Participation Agreement.

                  (d) If after giving any Delivery Notice, there shall be a delay in the delivery of an Aircraft, or if on the Scheduled Delivery Date of an Aircraft the financing thereof in the manner contemplated hereby shall not be consummated for whatever reason, the Company shall give the parties hereto prompt notice thereof. Concurrently with the giving of such notice of postponement or subsequently, the Company shall give the parties hereto a substitute Delivery Notice specifying the date to which such delivery and related financing shall have been re-scheduled (which shall be a Business Day before the Cut-off Date on which the Escrow Agents shall be entitled to withdraw one or more Deposits under each of the applicable Deposit Agreements to enable each applicable Pass Through Trustee to fund its purchase of the related Equipment Notes). Upon receipt of any such notice of postponement, each applicable Pass Through Trustee shall comply with its obligations under Section
7.01 of each of the Pass Through Trust Agreements and thereafter the financing of the relevant Aircraft shall take place on the re-scheduled Delivery Date therefor (all on and subject to the terms and conditions of the relevant Financing Agreements) unless further postponed as provided herein.

                  (e) Anything in this Section 1 to the contrary notwithstanding, the Company shall have the right at any time on or before the Scheduled Delivery Date of any Aircraft, and subsequent to its giving a Delivery Notice therefor, to postpone the Scheduled Delivery Date of such Aircraft so as to enable the Company to change its election to treat such Aircraft as a Leased Aircraft or an Owned Aircraft by written notice of such postponement to the other parties hereto. The Company shall subsequently give the parties hereto a substitute Delivery Notice complying with the provisions of Section 1(b) hereof and specifying the new Funding Date for such postponed Aircraft (which shall be a Business Day occurring before the Cut-off Date and on which the Escrow Agents shall be entitled to withdraw Deposits under each of the applicable Deposit Agreements sufficient to enable each applicable Pass Through Trustee to fund its purchase of the related Equipment Notes). In addition, the Company shall have the further right, anything in this Section 1 to the contrary notwithstanding, to accept delivery of an Aircraft under the Aircraft Purchase Agreement on the Delivery Date thereof by utilization of bridge financing of such Aircraft and promptly thereafter give the parties hereto a Delivery Notice specifying a



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Funding Date not later than 90 days after the Delivery Date of such Aircraft and no later than the Cut-off Date and otherwise complying with the provisions of
Section 1(b) hereof. All other terms and conditions of this Note Purchase Agreement shall apply to the financing of any such Aircraft on the re-scheduled Funding Date therefor except (i) the re-scheduled Funding Date shall be deemed the Delivery Date of such Aircraft for all purposes of this Section 1, (ii) the related Financing Agreements shall be amended to reflect the original delivery of such Aircraft to the Company and (iii) the related Financing Agreements shall be amended to reflect the seller of such Aircraft, and the recipient of payment of the purchase price therefor, as the Company and (iv) in the case of a Leased Aircraft, the Aircraft Purchase Agreement Assignment shall be modified to cover only an assignment of the relevant warranties.

                  (f) If the Scheduled Delivery Date for any Aircraft is delayed for any reason (including the casualty loss thereof) more than 30 days beyond the last day of the month set forth opposite such Aircraft under the heading "Scheduled Delivery Months" in Schedule I hereto, the Company may identify for delivery a substitute aircraft therefor meeting the following conditions (a "Substitute Aircraft"): (i) a Substitute Aircraft must be an Airbus A319-100 or A320-200 aircraft manufactured after the date of this Agreement, (ii) one or more Substitute Aircraft of the same or different types may be substituted for one or more Aircraft of the same or different types so long as after giving effect thereto such substitution does not vary the Mandatory Economic Terms and
(iii) the Company shall be obligated to obtain Rating Agency Confirmation in respect of the replacement of any Aircraft by Substitute Aircraft. Upon the satisfaction of the conditions set forth above with respect to a Substitute Aircraft, the Aircraft to be replaced shall cease to be subject to this Agreement and all rights and obligations of the parties hereto concerning such Aircraft shall cease, and such Substitute Aircraft shall become and thereafter be subject to the terms and conditions of this Agreement to the same extent as such Aircraft.

                  (g) The Company shall have no liability for the failure of the Pass Through Trustees to purchase Equipment Notes with respect to any Aircraft or Substitute Aircraft, other than the Company's obligation, if any, to pay the Deposit Make-Whole Premium pursuant to Section 4(a)(i) of this Agreement.

                  (h) The parties agree that if, in connection with the delivery of an Aircraft or Substitute Aircraft, any Owner Participant who is to be a party to any Lease Financing Agreement shall not be a "Citizen of the United States" within the meaning of Section 40102(a)(15) of the Act, then the applicable Lease Financing Agreements shall be modified, consistent with the Mandatory Document Terms, (x) to require such Owner Participant to enter into a voting trust, voting powers or similar arrangement satisfactory to the Company that (A) enables such Aircraft or Substitute Aircraft to be registered in the United States and (B) complies with the FAA regulations issued under the Act applicable thereto and (y) to be otherwise consistent with such state of affairs.

                  (i) Anything herein to the contrary notwithstanding, the Company shall not have the right, and shall not be entitled, at any time to request the issuance of Equipment Notes of any series to any Pass Through Trustee in an aggregate principal amount in excess of the amount of the Deposits then available for withdrawal by the Escrow Agent under and in accordance with the provisions of the related Deposit Agreement.


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                  SECTION 2. Conditions Precedent. The obligation of the Pass
Through Trustees to enter into, and to cause the Subordination Agent to enter into, any Participation Agreement as directed pursuant to a Delivery Notice and to perform its obligations under such Participation Agreement is subject to satisfaction of the following conditions:

                  (a) no Triggering Event shall have occurred; and

                  (b) the Company shall have delivered a certificate to each such Pass Through Trustee and each Liquidity Provider stating that (i) such Participation Agreement and the other Financing Agreements to be entered into pursuant to such Participation Agreement do not vary the Mandatory Economic Terms and contain the Mandatory Document Terms and
         (ii) any substantive modification of such Financing Agreements from the forms thereof attached to this Agreement, subject to the modifications permitted by Sections 1(e) and 1(h) hereof, do not materially and adversely affect the Certificateholders, and such certification shall be true and correct.

                  Anything herein to the contrary notwithstanding, the obligation of each Pass Through Trustee to purchase Equipment Notes shall terminate on the Cut-off Date.

                  SECTION 3. Representations and Warranties. (a) The Company represents and warrants that:

                           (i) the Company is duly incorporated, validly
                  existing and in good standing under the laws of the State of Delaware and is a "citizen of the United States" as defined in 49 U.S.C. Section 40102, and has the full corporate power, authority and legal right under the laws of the State of Delaware to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of the Company under this Agreement and each Financing Agreement to which it will be a party;

                           (ii) the execution and delivery by the Company of
                  this Agreement and the performance by the Company of its obligations under this Agreement have been duly authorized by the Company and will not violate its Certificate of Incorporation or by-laws or (other than any violation that would not result in a Material Adverse Change to the Company) the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                           (iii) assuming the due authorization, execution and
                  delivery hereof by the other parties hereto this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

                  (b)      WTC represents and warrants that:


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                                                                               7

                           (i) WTC is duly incorporated, validly existing and in
                  good standing under the laws of the State of Delaware and is a "citizen of the United States" as defined in 49 U.S.C. Section 40102, and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, under this Agreement and each Financing Agreement to which it will be a party;

                           (ii) the execution and delivery by WTC, in its
                  capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of this Agreement and the performance by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of its obligations under this Agreement have been duly authorized by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                           (iii) this Agreement constitutes the legal, valid and
                  binding obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

                  (c) The Pass Through Trustee hereby confirms to each of the other parties hereto that its representations and warranties set forth in
Section 7.15 of each Pass Through Trust Agreement are true and correct as of the date hereof.

                  (d) The Subordination Agent represents and warrants that:

                           (i) the Subordination Agent is duly incorporated,
                  validly existing and in good standing under the laws of the State of Delaware, and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it is or will be a party and to perform its obligations under this Agreement and each Financing Agreement to which it is or will be a party;

                           (ii) this Agreement has been duly authorized,
                  executed and delivered by the Subordination Agent; this Agreement constitutes the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the


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                                                                               8


                  rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

                           (iii) none of the execution, delivery and performance
                  by the Subordination Agent of this Agreement contravenes any law, rule or regulation of the State of Delaware or any United States governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene the Subordination Agent's articles of association or by-laws or result in any breach of, or constitute a default under, any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

                           (iv) neither the execution and delivery by the
                  Subordination Agent of this Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Delaware governmental authority or agency or any federal governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers;

                           (v) there are no Taxes payable by the Subordination
                  Agent imposed by the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities); and

                           (vi) there are no pending or threatened actions or
                  proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement.

                  (e) The Escrow Agent represents and warrants that:

                           (i) the Escrow Agent is duly incorporated, validly
                  existing and in good standing under the laws of the State of Delaware and has the full corporate power, authority and legal right under the laws of the State of Delaware pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement, each Deposit Agreement and each Escrow and Paying Agent Agreement (collectively, the "Escrow Agent Agreements") and to carry out the obligations of the Escrow Agent under each of the Escrow Agent Agreements;

                           (ii) the execution and delivery by the Escrow Agent
                  of each of the Escrow Agent Agreements and the performance by the Escrow Agent of its obligations hereunder and thereunder have been duly authorized by the Escrow Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                           (iii) each of the Escrow Agent Agreements constitutes
                  the legal, valid and binding obligations of the Escrow Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

                  (f) The Paying Agent represents and warrants that:

                           (i) the Paying Agent is duly incorporated, validly
                  existing and in good standing under the laws of the State of Delaware and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and the Escrow and Paying Agent Agreement (collectively, the "Paying Agent Agreements") and to carry out the obligations of the Paying Agent under each of the Paying Agent Agreements;

                           (ii) the execution and delivery by the Paying Agent
                  of each of the Paying Agent Agreements and the performance by the Paying Agent of its obligations hereunder and thereunder have been duly authorized by the Paying Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                           (iii) each of the Paying Agent Agreements constitutes
                  the legal, valid and binding obligations of the Paying Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

                  SECTION 4. Covenants. (a) The Company covenants with each of the other parties hereto that:

                  (i) on the date that the Depositary is obligated to pay the amount of the Final Withdrawal to the Paying Agent pursuant to a Deposit Agreement relating to any Trust,


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                                                                              10


         the Company shall pay to the Pass Through Trustee of such Trust no later than 12:30 p.m. (New York time) an amount equal to the Deposit Make-Whole Premium, if any, required to be paid in respect of such Final Withdrawal amount;

                  (ii) subject to Section 4(a)(iv) of this Agreement, the Company shall at all times maintain its corporate existence;

                  (iii) the Company shall at all times remain a U.S. Air Carrier (as defined in the Financing Agreements);

                  (iv) Section 13.2.1 of each Lease is hereby incorporated by reference herein;

                  (v) the Company agrees to provide written notice to each of the parties hereto of the occurrence of the Cut-off Date no later than one Business Day after the date thereof; such notice to refer specifically to the Pass Through Trustee's obligation to assign, transfer and deliver all of its right, title and interest to the Trust Property (as defined in each Pass Through Trust Agreement) to the trustee of the Related Trust (as defined in each Pass Through Trust Agreement) in accordance with Section 11.01 of each of the Pass Through Trust Agreements; and

                  (vi) the Company shall not issue Series D Equipment Notes pursuant to any Owned Aircraft Indenture or Leased Aircraft Indenture unless it shall have obtained written confirmation from each Rating Agency that the issuance of such Series D Equipment Notes will not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates or (ii) a withdrawal or suspension of the rating of any Class of Certificates; if such conditions to the issuance of Series D Equipment Notes are satisfied, the parties hereto agree to enter into such amendments and modifications to the Intercreditor Agreement, each Pass Through Trust Agreement and the other Financing Agreements as shall be requested by the Company to facilitate the issuance of the same and any Series D Pass Through Certificates.

                  (b) WTC, in its individual capacity, covenants with each of the other parties to this Agreement that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a "citizen of the United States" as defined in 49 U.S.C. Section 40102 and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith. Upon WTC giving any such notice, WTC shall, subject to Section 8.02 of any Indenture then entered into, resign as Loan Trustee in respect of such Indenture.

                  (c) the Subordination Agent covenants with each of the other parties hereto that it will not agree or consent to any amendment or modification to any Liquidity Facility or the Intercreditor Agreement without the Company's consent, if such amendment or modification would adversely affect the interests of the Company.

                  (d) The Escrow Agent covenants with each of the other parties hereto that it will not agree or consent to any amendment or modification to any Deposit Agreement or

Escrow and Paying Agent Agreement without the Company's consent, if such amendment or modification would adversely affect the interests of the Company.

                  SECTION 5. Notices. Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers and other communications required or permitted to be made, given, furnished or filed hereunder shall be in writing (it being understood that the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Agreement, and shall be personally delivered, sent by facsimile or telecommunication transmission (which in either case provides written confirmation to the sender of its delivery), sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by overnight courier service, in each case to the respective address or facsimile number set forth for such party below the signature of such party at the foot of this Agreement, or to such other address, facsimile or other number as each party hereto may hereafter specify by notice to the other parties hereto. Each such notice, request, demand, authorization, direction, consent, waiver or other communication shall be effective when received or, if made, given, furnished or filed by facsimile or telecommunication transmission, when received unless received outside of business hours, in which case on the next open of business on a Business day.

                  SECTION 6. Expenses. (a) The Company agrees to pay to the Subordination Agent when due an amount or amounts equal to the fees payable to the Liquidity Provider under Section 2.03 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate amount of the Deposits under the Deposit Agreements and the denominator of which shall be the sum of (x) the then outstanding aggregate principal amount of the Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes issued under all of the Indentures and (y) the then outstanding aggregate amount of the Deposits under the Deposit Agreements.

                  (b) So long as no Equipment Notes have been issued in respect of any Aircraft, the Company agrees to pay (i) to the Subordination Agent when due (A) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings while such Downgrade Advance shall be outstanding, (B) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings while such Non-Extension Advance shall be outstanding and (C) any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (A) or (B)), (ii) all compensation and reimbursement of expenses, disbursements and advances payable by the Company under the Pass Through Trust Agreements, (iii) all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement (as may be modified by any separate letter agreement) except with respect to any Unindemnified Taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement and (iv) in the event the Company requests any amendment to any Operative Agreement, all reasonable fees and expenses (including, without limitation, fees and disbursements of counsel) of the

Escrow Agent and/or the Paying Agent in connection therewith. For purposes of this Section 6(b), the terms "Applied Downgrade Advance", "Applied Non-Extension Advance", "Downgrade Advance", "Investment Earnings" and "Non-Extension Advance" shall have the meanings specified in each Liquidity Facility.

                  SECTION 7. Further Assurances. Each party hereto shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with its administration of, or to carry out more effectually the purposes of, or to assure better and confirm unto it the rights and benefits to be provided under, this Agreement.

                  SECTION 8. Miscellaneous. (a) Provided that the transactions contemplated hereby have been consummated, and except as otherwise provided for herein, the representations, warranties and agreements herein of the Company, the Subordination Agent, the Escrow Agent and the Pass Through Trustee, and the Company's, the Subordination Agent's, the Escrow Agent's and the Pass Through Trustee's obligations under any and all thereof, shall survive the financing of each Aircraft hereunder but shall terminate on the expiration or other termination of this Agreement.

                  (b) This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The index preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, the Escrow Agent and its successors as Escrow Agent under the Escrow and Paying Agent Agreements, the Paying Agent and its successors as Paying Agent under the Escrow and Paying Agent Agreement and the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement.

                  (c) This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Initial Purchasers and each of the beneficiaries of Section 6 hereof) with any rights of any nature whatsoever against any of the parties hereto, and no person not a party hereto (other than the Initial Purchasers and each of the beneficiaries of Section 6 hereof) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement.

                  SECTION 9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        AMERICA WEST AIRLINES, INC.


                                        By /s/ W. Douglas Parker
                                          --------------------------------------
                                           Name: W. Douglas Parker
                                           Title: Sr. Vice President & CFO

                                        Address:  4000 East Sky Harbor Boulevard
                                                  Phoenix, Arizona 85034
                                                  Attention: Vice President
                                                    - Treasurer
                                                  Facsimile:  (602) 693-5886


                                        WILMINGTON TRUST COMPANY,
                                        not in its individual capacity, except
                                        as otherwise provided herein, but solely as Pass Through Trustee


                                        By /s/ Jill K. Morrison
                                          --------------------------------------
                                           Name: Jill K. Morrison
                                           Title: Administrative Account Manager

                                        Address:  Rodney Square North
                                                  1100 North Market Street
                                                  Wilmington, Delaware 19890
                                                  Attention:  Corporate Trust
                                                    Administration
                                                  Facsimile:  (302) 651-8882

                                        WILMINGTON TRUST COMPANY,
                                        not in its individual capacity, except
                                        as otherwise provided herein, but
                                        solely as Subordination Agent


                                        By /s/ Donald G. Mackelcan
                                          --------------------------------------
                                              Name: Donald G. Mackelcan
                                              Title: Assistant Vice President

                                        Address: Rodney Square North
                                                 1100 North Market Street
                                                 Wilmington, Delaware 19890
                                                 Attention:  Corporate Trust
                                                              Administration
                                                 Facsimile:  (302) 651-8882


                                        WILMINGTON TRUST COMPANY,
                                        as Escrow Agent


                                        By /s/ Donald G. Mackelcan
                                          --------------------------------------
                                              Name: Donald G. Mackelcan
                                              Title: Assistant Vice President

                                        Address: Rodney Square North
                                                 1100 North Market Street
                                                 Wilmington, Delaware 19890
                                                 Attention:  Corporate Trust
                                                              Administration
                                                 Facsimile:  (302) 651-8882


                                        WILMINGTON TRUST COMPANY,
                                        as Paying Agent

                                        By /s/ Donald G. Mackelcan
                                          --------------------------------------
                                              Name: Donald G. Mackelcan
                                              Title: Assistant Vice President

                                        Address: Rodney Square North
                                                 1100 North Market Street
                                                 Wilmington, Delaware 19890
                                                 Attention:  Corporate Trust
                                                              Administration
                                                 Facsimile:  (302) 651-8882

                                  SCHEDULE I to
                             Note Purchase Agreement

                     AIRCRAFT AND SCHEDULED DELIVERY MONTHS

                                         Expected                     Expected
                                       Registration                 Manufacturer's                Scheduled
 Aircraft Type                            Number                   Serial Number                Delivery Month
 -------------                            ------                   -------------                --------------
Airbus A319-132                           N801AW                         889                     October 1998
Airbus A319-132                           N802AW                         924                     December 1998
Airbus A319-132                           N803AW                         931                     December 1998
Airbus A319-132                           N804AW                        1049                       July 1999
Airbus A319-132                           N805AW                        1056                       July 1999
Airbus A319-132                           N806AW                        1071                      August 1999
Airbus A320-232                           N652AW                         953                     February 1999
Airbus A320-232                           N653AW                        1003                       May 1999

                                 SCHEDULE II to
                             Note Purchase Agreement

                          PASS THROUGH TRUST AGREEMENTS

Pass Through Trust Agreement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of America West Airlines Pass Through Trust, Series 1998-1A-O.

Pass Through Trust Agreement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of America West Airlines Pass Through Trust, Series 1998-1B-O.

Pass Through Trust Agreement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of America West Airlines Pass Through Trust, Series 1998-1C-O.

                                 SCHEDULE III to
                             Note Purchase Agreement

                               DEPOSIT AGREEMENTS

Deposit Agreement (Class A) dated as of the Issuance Date between the Depositary and the Escrow Agent.

Deposit Agreement (Class B) dated as of the Issuance Date between the Depositary and the Escrow Agent.

Deposit Agreement (Class C) dated as of the Issuance Date between the Depositary and the Escrow Agent.

                                 SCHEDULE IV to
                             Note Purchase Agreement

                       ESCROW AND PAYING AGENT AGREEMENTS

Escrow and Paying Agent Agreement (Class A) dated as of the Issuance Date among the Escrow Agent, the Initial Purchasers, the Pass Through Trustee and the Paying Agent.

Escrow and Paying Agent Agreement (Class B) dated as of the Issuance Date among the Escrow Agent, the Initial Purchasers, the Pass Through Trustee and the Paying Agent.

Escrow and Paying Agent Agreement (Class C) dated as of the Issuance Date among the Escrow Agent, the Initial Purchasers, the Pass Through Trustee and the Paying Agent.

                                  SCHEDULE V to
                             Note Purchase Agreement

                            MANDATORY DOCUMENT TERMS

1. May not modify in any material adverse respect the Granting Clause of the Trust Indenture Form so as to deprive the Note Holders of a security interest in and mortgage lien on the Aircraft and the Lease or to eliminate any of the "Secured Obligations" as defined therein or otherwise modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Provider or the Mortgagee the provisions of Article II or III or
         Section 4.02, 4.03, 4.04, 5.02, 5.06, 9.01(b), 10.04 or 10.12 of the
         Trust Indenture Form.

2. May not modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Provider or the Mortgagee the provisions of Section 3.2.1(e), 3.3(c), 4.7, the final sentence of 7.1.1, 10.3.1(d)(ii), 13.3, 16, 17.3, 18.3 or 18.6(a)
         of the Lease Form or otherwise modify the terms of the Lease Form so as to deprive the Mortgagee of rights expressly granted to the "Mortgagee" therein.

3. May not modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Provider or the Mortgagee the provisions of Section 5.1.9, 5.1.10, 5.1.11, 5.1.12, 7.5, 12, 15.7(a) or 15.9 of the Participation Agreement Form or of the provisions of Section 5.1.2(xxiii) or 10.1.1(a)(iv) of the Participation Agreement Form so as to eliminate the requirement to deliver to the Loan Participant or the Mortgagee, as the case may be, the legal opinions to be provided to such Persons thereunder (recognizing that the lawyers rendering such opinions may be changed) or of the provisions of Section 7.6.11(a)(ii) of the Participation Agreement Form as regards the rights of the Mortgagee thereunder or of the provisions of Section 5.1.16 of the Participation Agreement Form so as to deprive the Note Holders of a first priority security interest as provided therein in and mortgage lien on the Aircraft and the Lease or otherwise modify the terms of the Participation Agreement Form to deprive the Trustees, the Subordination Agent, the Liquidity Providers or the Mortgagee of any indemnity or right of reimbursement in its favor for Expenses or Taxes.

4. May not modify, in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Providers or the Mortgagee, the definition of "Make Whole Amount" in Annex A to the Note Purchase Agreement.

         Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action shall not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Providers, the Mortgagee or the Certificateholders.

                                 SCHEDULE VI to
                             Note Purchase Agreement

                            MANDATORY ECONOMIC TERMS

Equipment Notes

Obligor:                            America West Airlines, Inc. or an Owner
                                    Trust

Maximum Principal Amount:           the maximum principal amount of all the
                                    Equipment Notes issued with respect to an Aircraft may not exceed the maximum principal amount of Equipment Notes indicated for each such Aircraft as set forth in "Offering Memorandum Summary --
                                    Equipment Notes and the Aircraft" under the column "Maximum Principal Amount of
                                    Equipment Notes";

Initial Average Life:               the average life per aircraft of the Series
                                    A Equipment Notes shall not be less than 9.0 years or extend beyond 13.5 years, of the Series B Equipment Notes shall not be less than 8.0 years or extend beyond 12.7 years, and of the Series C Equipment Notes shall not be less than 4.0 years or extend beyond
                                    8.5 years, in each case from the Issuance
                                    Date;

Average Life (in years):            as of the first Regular Distribution Date
                                    following the delivery of the last Aircraft to be delivered, the average life of the Class A Certificates, the Class B
                                    Certificates and the Class C Certificates shall not be less than, respectively, 11.0 years, 10.0 years and 6.0 years or shall extend beyond, respectively, 12.9 years,
                                    11.4 years and 7.5 years from the Issuance
                                    Date;

Loan to Aircraft Value:             the loan to aircraft value ratio at the time
                                    of issuance of the Equipment Notes and on any Regular Distribution Date thereafter shall not exceed 43% in the case of the Series A Equipment Notes, 57% in the case of the Series B Equipment Notes and 71% in the case of the Series C Equipment Notes (in each case computed on the basis of an assumed value of such Aircraft no greater than the value for such Aircraft set forth under "Offering Memorandum Summary--
                                    Equipment Notes and the Aircraft" under the column "Appraised Value" and the
                                    Depreciation Assumption defined under
                                    "Offering Memorandum Summary-- Loan to
                                    Aircraft Value Ratios");

Final Maturity Date:                the final maturity date of (a) the Series A
                                    Equipment Notes may not be extended beyond
                                    January 2, 2017, (b) the Series B Equipment
                                    Notes may not be extended beyond January 2, 2017 and (c) the Series C Equipment Notes may not be extended beyond July 2, 2010;

Principal Amount:                   the original aggregate principal amount of
                                    all of the Equipment Notes of each Series shall not exceed the original aggregate face amount of the Certificates issued by the corresponding Trust;

Debt Rate:                          the interest rate applicable to each Series
                                    of Equipment Notes must be equal to the rate applicable to the Certificates issued by the corresponding Pass Through Trust;

Payment Due Rate:                   Debt Rate plus 1% per annum

Payment Dates:                      January 2 and July 2

Make-Whole Premiums:                as provided in Article II of the form of
                                    Trust Indenture marked as Exhibit A-3 of the Note Purchase Agreement (the "Trust
                                    Indenture Form")

Redemption and Purchase:            as provided in Article II of the Trust
                                    Indenture Form


Lease

Term: The Base Lease Term shall expire by its terms on or after final maturity date of the related Series A Equipment Notes

Lease Payment Dates:                January 2 and July 2

Minimum Rent:                       Basic Rent due and payable on each Payment
                                    Date shall be at least sufficient to pay in full, as of such Payment Date (assuming timely payment of the related Equipment
                                    Notes prior to such Date), the aggregate principal amount of scheduled installments due on the related Equipment Notes outstanding on such Payment Date

Supplemental Rent:                  Sufficient to cover the sums described in
                                    clauses (a) through (d) of such term as
                                    defined in Annex A to the form of Lease (the
                                    "Lease Form") marked as Exhibit A-2 of the Note Purchase Agreement

EBO Amount (if any):                At all times equal to or greater than the
                                    then outstanding principal amount of the related Equipment Notes together with accrued interest thereon

Stipulated Loss Value:              At all times equal to or greater than the
                                    then outstanding principal amount of the related Equipment Notes together with accrued interest thereon

Termination Value:                  At all times equal to or greater than the
                                    then outstanding principal amount of the related Equipment Notes together with accrued interest thereon

All-risk hull insurance:            not less than Stipulated Loss Value, subject
                                    to Lessee's right to self-insure on terms no more favorable to Lessee in any material respect than those set forth in Annex D of the form of Lease marked as Exhibit A-2.

Minimum Liability Insurance Amount: as set forth in Schedule 1 to the form of
                                    Lease marked as Exhibit A-2.

Payment Due Rate:                   as set forth in Annex A to the form of Lease
                                    marked as Exhibit A-2.

SLV Rate:                           as set forth in Schedule 1 to the form of
                                    Lease marked as Exhibit A-2.


Participation Agreement

Mortgagee, Subordination Agent, Liquidity Providers, Pass Through Trustees, and Escrow Agents indemnified against Expenses and Taxes to the extent set forth in
Section 9 of the form of the Participation Agreement (the "Participation Form") marked as Exhibit A-1 to the Note Purchase Agreement

                                 SCHEDULE VII to
                             Note Purchase Agreement

                         AGGREGATE AMORTIZATION SCHEDULE

                               1998-1A Trust Scheduled      1998-1B Trust Scheduled      1998-1C Trust Scheduled
           Date                   Principal Payment            Principal Payment            Principal Payment
           ----                   -----------------            -----------------            -----------------
                               $                            $                            $

                                   ANNEX A to
                             Note Purchase Agreement

                                   DEFINITIONS

"Act" means 49 U.S.C. Sections 40101-46507.

"Adjusted Treasury Yield" means the Treasury Yield plus, in the case of a distribution to holders of Class A Certificates, 225 basis points, in the case of a distribution to holders of Class B Certificates, 250 basis points and, in the case of a distribution to holders of Class C Certificates, 325 basis points.

"Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

"Aircraft" has the meaning set forth in the second recital to the Note Purchase Agreement.

"Aircraft Purchase Agreement" means the Airbus A319/A320 Purchase Agreement, dated as of September 12, 1997, between the Company and the Manufacturer (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of any such Purchase Agreement).

"Aircraft Purchase Agreement Assignment" means an Assignment and Delegation Agreement substantially in the form of Exhibit A-4 to the Note Purchase Agreement.

"Assumed Amortization Schedule" means Schedule VII to the Note Purchase
Agreement.

"Average Life Date" means, for any Equipment Note, the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note.

"Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. Sections 102 et seq.

"Business Day" means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Phoenix, Arizona, Hartford, Connecticut or Wilmington, Delaware.

"Certificate" has the meaning set forth in the third recital to the Note Purchase Agreement.

"Certificateholder" means the Person in whose name a Certificate is registered in the Register.

"Class" means the class of Certificates issued by each Pass Through Trust.

"Company" means America West Airlines, Inc., a Delaware corporation.

"Corporate Trust Office" with respect to any Pass Through Trustee or any Loan Trustee, means the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

"Cut-off Date" means the earlier of (a) the day after the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.

"Delivery Period Termination Date" means the earlier of (a) November 30, 1999, or, if the Equipment Notes relating to all of the Aircraft (or Substitute Aircraft in lieu thereof) have not been purchased by the Pass Through Trustees on or prior to such date due to any reason beyond the control of the Company and not occasioned by the Company's fault or negligence, January 31, 2000 and (b) the date on which Equipment Notes issued with respect to all of the Aircraft (or Substitute Aircraft in lieu thereof) have been purchased by the Pass Through Trustees in accordance with the Note Purchase Agreement.

"Delivery Date" means the Business Day on which an Aircraft is delivered to and accepted by the Company or otherwise becomes subject to any Financing Agreement.

"Deposit" has the meaning set forth in the fifth recital to the Note Purchase Agreement.

"Deposit Agreement" has the meaning set forth in the fifth recital to the Note Purchase Agreement.

"Deposit Make-Whole Premium" means, with respect to the distribution of unused Deposits to holders of any Class of Certificates, as of any date of determination, an amount equal to the excess, if any, of (a) the present value of the excess of (i) the scheduled payment of principal and interest to maturity of the Equipment Notes, assuming the maximum principal amount thereof (the "Maximum Amount") minus any Non-Premium Amount and, in the case of Class C Certificates only, the Par Redemption Amount were issued, on each remaining Regular Distribution Date for such Class under the Assumed Amortization Schedule over (ii) the scheduled payment of principal and interest to maturity of the Equipment Notes actually acquired by the Pass Through Trustee for such Class on each such Regular Distribution Date, such present value computed by discounting such excess on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Adjusted Treasury Yield over (b) the amount of such unused Deposits to be distributed to the holders of such Certificates minus any Non-Premium Amount and, in the case of Class C Certificates only, the Par Redemption Amount (the remainder of such subtraction, the "Net Deposits") plus accrued and unpaid interest on the Net Deposits to but excluding such date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the Issuance Date).

"Depositary" means ABN AMRO Bank N.V., a banking institution organized under the laws of the Netherlands, acting through its Chicago branch.

"Equipment Notes" means and includes any equipment notes issued under any Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of such Indenture) and any Equipment Note issued under any Indenture in exchange for or replacement of any other Equipment Note.

"Escrow Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

"Escrow and Paying Agent Agreement" has the meaning set forth in the fifth recital to the Note Purchase Agreement.

"FAA" means the Federal Aviation Administration of the United States.

"Final Withdrawal" with respect to each Escrow and Paying Agent Agreement, has the meaning set forth in Section 1.02 thereof.

"Financing Agreements" means, collectively, the Lease Financing Agreements and the Owner Financing Agreements.

"Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

"H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

"Indentures" means, collectively, the Leased Aircraft Indentures and the Owned Aircraft Indentures.

"Initial Purchasers" has the meaning set forth in the fourth recital to the Note Purchase Agreement.

"Intercreditor Agreement" has the meaning set forth in the ninth recital to the Note Purchase Agreement.

"Issuance Date" means the date of the original issuance of the Certificates.

"Law" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

"Lease" means a Lease Agreement substantially in the form of Exhibit A-2 to the Note Purchase Agreement.

"Lease Financing Agreements" means, collectively, the Aircraft Purchase Agreement Assignment, the Leased Aircraft Participation Agreement, the Lease, the Leased Aircraft Indenture, the Equipment Notes issued thereunder and the Trust Agreement relating to the financing of a Leased Aircraft.

"Leased Aircraft" means an Aircraft subject to a Lease.

"Leased Aircraft Indenture" means a Trust Indenture and Mortgage substantially in the form of Exhibit A-3 to the Note Purchase Agreement.

"Leased Aircraft Participation Agreement" means a Participation Agreement substantially in the form of Exhibit A-1 to the Note Purchase Agreement.

"Liquidity Facility" has the meaning set forth in the ninth recital to the Note Purchase Agreement.

"Liquidity Provider" has the meaning set forth in the ninth recital to the Note Purchase Agreement.

"Loan Trustee" means the "Mortgagee" as defined in the Financing Agreements.

"Mandatory Document Terms" means the terms set forth on Schedule V to the Note Purchase Agreement.

"Mandatory Economic Terms" means the terms set forth on Schedule VI to the Note Purchase Agreement.

"Manufacturer" means AVSA, S.A.R.L., solely in its capacity as manufacturer or seller of Aircraft.

"Material Adverse Change" means, with respect to any Person, any event, condition or circumstance that materially and adversely affect such Person 's business or consolidated financial condition or its ability to observe or perform its obligations, liabilities and agreements under the Operative Agreements.

"Non-Premium Amount" means, with respect to any Class of Certificates, if any Aircraft has not been delivered by the Manufacturer on or prior to the Delivery Period Termination Date due to any reason not occasioned by the Company's fault or negligence and no Substitute Aircraft has been provided in lieu of such Aircraft, an amount equal to the maximum principal amount of Equipment Notes with respect to such Aircraft that could have been issued and acquired by the Pass Through Trust that issued such Class of Certificates in accordance with the Mandatory Economic Terms.

"Note Purchase Agreement" means the Note Purchase Agreement to which this Annex A is attached.

"Notice of Purchase Withdrawal" with respect to each Deposit Agreement, has the meaning set forth in Section 2.3 thereof.

"Operative Agreements" means, collectively, the Pass Through Trust Agreements, the Escrow and Paying Agent Agreements, the Deposit Agreements, the Liquidity Facilities, the Intercreditor Agreement, the Registration Rights Agreements, the Trust Agreements, the Equipment Notes, the Certificates and the Financing Agreements.

"Owned Aircraft Indenture" means a Trust Indenture and Mortgage substantially in the form of Exhibit C-2 to the Note Purchase Agreement.

"Owned Aircraft Participation Agreement" means a Participation Agreement substantially in the form of Exhibit C-1 to the Note Purchase Agreement.

"Owner Financing Agreements" means, collectively, the Owned Aircraft Participation Agreement, the Owned Aircraft Indenture and the Equipment Notes issued thereunder.

"Owner Participant" means, with respect to any Leased Aircraft, the Person named as the Owner Participant in the Participation Agreement with respect to such Leased Aircraft.

"Owner Trust" means with respect to any Leased Aircraft, the trust created by the "Trust Agreement" referred to in the Leased Aircraft Indenture related thereto.

"Owner Trustee" means with respect to any Leased Aircraft, the "Owner Trustee" party to the "Trust Agreement" referred to in the Leased Aircraft Indenture related thereto.

"Par Redemption Amount" means $5,000,000.

"Participation Agreements" means, collectively, the Leased Aircraft Participation Agreements and the Owned Aircraft Participation Agreements.

"Pass Through Trust" has the meaning set forth in the third recital to the Note Purchase Agreement.

"Pass Through Trust Agreement" has the meaning set forth in the third recital to the Note Purchase Agreement.

"Pass Through Trustee" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

"Paying Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

"Person" means any individual, firm, partnership, joint venture, trust, trustee, Government Entity, organization, association, corporation, government agency, committee, department, authority and other body, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

"Qualified Owner Participant" means any bank, trust company, insurance company, financial institution, limited liability company, partnership or corporation, in each case with a combined capital and surplus or net worth of at least $50,000,000.

"Rating Agencies" means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates. The initial Rating Agencies will be Moody's Investors Service, Inc. and Standard & Poor's Rating Group, a division of McGraw-Hill Inc.

"Rating Agency Confirmation" means, with respect to any Financing Agreement that has been modified in any material respect from the forms thereof attached to the Note Purchase Agreement or with respect to Substitute Aircraft, a written confirmation from each of the Rating Agencies that the use of such Financing Agreement with such modifications or the substituting of such Substitute Aircraft for an Aircraft, whichever of the foregoing shall in a particular case require Rating Agency Confirmation, would not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates or (ii) a withdrawal or suspension of the rating of any Class of Certificates.

"Register" means the register maintained pursuant to Sections 3.04 and 7.12 of each Pass Through Trust Agreement.

"Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of the Issuance Date, among the Initial Purchasers, the Pass Through Trustees and the Company, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

"Regular Distribution Dates" shall mean January 2 and July 2 of each year, commencing January 2, 1999.

"Remaining Weighted Average Life" means, on a given date with respect to any Equipment Note, the number of days equal to the quotient obtained by dividing
(a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by
(ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

"Scheduled Delivery Date" has the meaning set forth in Section 1(b) hereof.

"Section 1110" means 11 U.S.C. Section 1110 of the Bankruptcy Code or any successor or analogous Section of the federal bankruptcy Law in effect from time to time.

"Series A Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series A" thereunder.

"Series B Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series B" thereunder.

"Series C Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series C" thereunder.

"Subordination Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

"Substitute Aircraft" has the meaning set forth in Section 1(f) of the Note Purchase Agreement.

"Taxes" means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

"Taxing Authority" means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

"Treasury Yield" means, as of any date of determination, with respect to any Equipment Note (utilizing the Assumed Amortization Schedule applicable thereto), the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date (of such Equipment Note) and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date (of such Equipment Note) and (B) the other maturing as close as possible to, but later than, the Average Life Date (of such Equipment Note), in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date (of such Equipment Note) is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519).

"Triggering Event" has the meaning assigned to such term in the Intercreditor Agreement.

"Trust Agreement" means a Trust Agreement substantially in the form of Exhibit A-5 to the Note Purchase Agreement.

"Unindemnified Taxes" has the meaning assigned to such term in the Intercreditor Agreement.

"WTC" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

                                 EXHIBIT A-1 to
                             Note Purchase Agreement

                 FORM OF LEASED AIRCRAFT PARTICIPATION AGREEMENT

                                 EXHIBIT A-2 to
                             Note Purchase Agreement

                                  FORM OF LEASE

                                 EXHIBIT A-3 to
                             Note Purchase Agreement

                        FORM OF LEASED AIRCRAFT INDENTURE

                                 EXHIBIT A-4 to
                             Note Purchase Agreement

                 FORM OF AIRCRAFT PURCHASE AGREEMENT ASSIGNMENT

                                 EXHIBIT A-5 to
                             Note Purchase Agreement

                     FORM OF LEASED AIRCRAFT TRUST AGREEMENT

                                  EXHIBIT B to
                             Note Purchase Agreement

                             FORM OF DELIVERY NOTICE

                         Dated as of __________ __, 199_

To each of the addressees listed

         in Schedule A hereto

                  Re: Delivery Notice in accordance with Note Purchase Agreement referred to below

Gentlemen:

         Reference is made to the Note Purchase Agreement dated as of October 6, 1998 among America West Airlines, Inc. (the "Company"), Wilmington Trust Company, as Pass Through Trustee under each of the Pass Through Trust Agreements (as defined therein) (the "Pass Through Trustee"), Wilmington Trust Company, as Subordination Agent (the "Subordination Agent"), Wilmington Trust Company, as Escrow Agent (the "Escrow Agent") and Wilmington Trust Company, as Paying Agent (the "Paying Agent") (as in effect from time to time, the "Note Purchase Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement or, to the extent not defined therein, the Intercreditor Agreement.

         Pursuant to Section 1(b) of the Note Purchase Agreement, the undersigned hereby notifies you, in respect of the Airbus ___ aircraft with manufacturer's serial number _______ (the "Aircraft"), of the following:

(1) The Company has elected to treat the Aircraft as a [Leased](1)/[Owned](2) Aircraft;

(2)      The Scheduled Delivery Date of the Aircraft is __________ __, 199_; and

(3) The aggregate amount of each series of Equipment Notes to be issued, and purchased by the respective Pass Through Trustees, on the Scheduled Delivery Date, in connection with the financing of such Aircraft is as follows:

         (a) the Class A Trustee shall purchase Series A Equipment Notes in the amount of $__________;
__________________

1        To be inserted in the case of a Leased Aircraft.

2        To be inserted in the case of an Owned Aircraft.

         (b) the Class B Trustee shall purchase Series B Equipment Notes in the amount of $__________; and

         (c) the Class C Trustee shall purchase Series C Equipment Notes in the amount of $__________.

         The Company hereby instructs the Class A Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated _____ __, 199_ [a date which is no later than one Business Day prior to the Scheduled Delivery Date] and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit A hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

         The Company hereby instructs the Class B Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated _____ __, 199_ [a date which is no later than one Business Day prior to the Scheduled Delivery Date] and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit B hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

         The Company hereby instructs the Class C Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated _____ __, 199_ [a date which is no later than one Business Day prior to the Scheduled Delivery Date] and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit C hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

         The Company hereby instructs each Pass Through Trustee to (i) purchase Equipment Notes of a series and in an amount set forth opposite such Pass Through Trustee in clause (3) above with a portion of the proceeds of the withdrawals of Deposits referred to in the applicable Notice of Purchase Withdrawal referred to above and (ii) re-deposit with the Depositary the excess, if any, of the amount so withdrawn over the purchase price of such Equipment Notes.

         The Company hereby instructs each Pass Through Trustee to (a) enter into the Participation Agreement dated as of _____ __, 199_ among the Company, as [Lessee](3)/[Owner](4), the Subordination Agent, the Pass Through Trustee, ___________________, as Mortgagee [and Loan Participant, _____________________,
as Owner Trustee and _________, as Owner Participant](5), (b) perform its obligations thereunder and (c) deliver such certificates, documents and legal opinions relating to such Pass Through Trustee as required thereby.

         [The Company hereby certifies that the Owner Participant with respect to the Aircraft is (a) not an Affiliate of the Company and (b) a [Qualified Owner Participant/person whose
________________________

3 To be inserted in the case of a Leased Aircraft.

4 To be inserted in the case of an Owned Aircraft.

5 To be inserted in the case of a Leased Aircraft.

obligations under the Owner Participant Agreements (as defined in the Participation Agreement) are guaranteed by a Qualified Owner Participant].](6)

Yours faithfully,

America West Airlines, Inc.

By:
   ----------------------------------
      Name:
      Title:
_______________________

6        To be inserted in the case of a Leased Aircraft.

                                   SCHEDULE A



Wilmington Trust Company, as
   Pass Through Trustee, Subordination
   Agent, Escrow Agent and Paying Agent
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust
           Administration
Facsimile: (302) 651-8882

Standard & Poor's Ratings Service
25 Broadway, 16th Floor
New York, New York  10004
Attention:  Michael K. Vernier
Facsimile:  (212) 208-0300

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007
Attention:  Martine Nowicki
Facsimile:  (212) 553-4600

                                                                         ANNEX A

                             WITHDRAWAL CERTIFICATE

                                 (Class __)(7)

Wilmington Trust Company,
as Escrow Agent

Dear Sirs:

                  Reference is made to the Escrow and Paying Agent Agreement, dated as of October 6, 1998 (the "Agreement"). We hereby certify to you that the conditions to the obligations of the undersigned to execute a Participation Agreement pursuant to the Note Purchase Agreement have been satisfied. Pursuant to Section 1.02(c) of the Agreement, please execute the attached Notice of Withdrawal and immediately transmit by facsimile to the Depositary, at (312) 606-8428.

                                        Very truly yours,

                                        WILMINGTON TRUST COMPANY, not in its
                                        individual capacity by solely as Pass
                                        Through Trustee



                                        By:_____________________________________
                                           Name:
                                           Title:

Dated: _______ __, 199_

_________________________

7        Insert letter of appropriate class of Certificates.

                                                                       EXHIBIT A

                          NOTICE OF PURCHASE WITHDRAWAL

ABN AMRO BANK N.V.,
  Chicago Branch
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Vice President - Aerospace
Telecopier: (312) 606-8428

Gentlemen:

                  Reference is made to (i) the Deposit Agreement (Class A) dated as of October 6, 1998 (the "Deposit Agreement") between Wilmington Trust Company, as Escrow Agent, and ABN AMRO Bank N.V., Chicago Branch, as Depositary (the "Depositary").

                  In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $_______, Account No. ____________.

                  The undersigned hereby directs the Depositary to pay the proceeds of the Deposit to [________________, Account No. _____, Reference:
_________] on _________ __, 199_, upon the telephonic request of a representative of the Pass Through Trustee.

                                        WILMINGTON TRUST COMPANY,
                                        as Escrow Agent



                                        By:_____________________________________
                                           Name:
                                           Title:

Dated: _______ __, 199_

                                                                       EXHIBIT B

                          NOTICE OF PURCHASE WITHDRAWAL

ABN AMRO BANK N.V.,
  Chicago Branch
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Vice President - Aerospace
Telecopier: (312) 606-8428

Gentlemen:

                  Reference is made to (i) the Deposit Agreement (Class B) dated as of October 6, 1998 (the "Deposit Agreement") between Wilmington Trust Company, as Escrow Agent, and ABN AMRO Bank N.V., Chicago Branch, as Depositary (the "Depositary").

                  In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $_______, Account No. ____________.

                  The undersigned hereby directs the Depositary to pay the proceeds of the Deposit to [________________, Account No. _____, Reference:
_________] on _________ __, 199_, upon the telephonic request of a representative of the Pass Through Trustee.

                                        WILMINGTON TRUST COMPANY,
                                        as Escrow Agent



                                        By:_____________________________________
                                           Name:
                                           Title:

Dated: _______ __, 199_

                                                                       EXHIBIT C

                          NOTICE OF PURCHASE WITHDRAWAL

ABN AMRO BANK N.V.,
  Chicago Branch
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Vice President - Aerospace
Telecopier: (312) 606-8428

Gentlemen:

                  Reference is made to (i) the Deposit Agreement (Class C) dated as of October 6, 1998 (the "Deposit Agreement") between Wilmington Trust Company, as Escrow Agent, and ABN AMRO Bank N.V., Chicago Branch, as Depositary (the "Depositary").

                  In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $_______, Account No. ____________.

                  The undersigned hereby directs the Depositary to pay the proceeds of the Deposit to [________________, Account No. _____, Reference:
_________] on _________ __, 199_, upon the telephonic request of a representative of the Pass Through Trustee.

                                        WILMINGTON TRUST COMPANY,
                                        as Escrow Agent



                                        By:_____________________________________
                                           Name:
                                           Title:

Dated: _______ __, 199_

                                 EXHIBIT C-1 to
                             Note Purchase Agreement

                 FORM OF OWNED AIRCRAFT PARTICIPATION AGREEMENT

                                 EXHIBIT C-2 to
                             Note Purchase Agreement

                        FORM OF OWNED AIRCRAFT INDENTURE